NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Core Operating Profit Growth of 21% in First Quarter 2016;
Raises Full-Year Core Operating Profit Growth Guidance to 12%

Louisville, KY (April 20, 2016) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 19, 2016, including EPS of $0.95 excluding Special Items. On a reported basis, EPS was $0.93 and operating profit growth was 12%.

Core operating profit growth and core operating margin growth figures exclude foreign currency translation and Special Items.

FIRST-QUARTER HIGHLIGHTS

●	Worldwide system sales increased 5%.
●	Worldwide same-store sales increased 2%.
●	Worldwide core operating profit increased 21%.
●	EPS excluding Special Items increased 19% to $0.95. Reported EPS increased 14% to $0.93.
●	Foreign currency translation negatively impacted operating profit by $28 million.
●	Opened 295 new restaurants worldwide; 72% of international development occurred in emerging markets.
●	On track with China separation to be complete by year end.

% Change
	System Sales	Same-Store Sales	Units	Core Operating Profit	Core Operating Margin (ppts)
China Division	+11	+6	+5	+42	+4.6
KFC Division	+5	+1	+2	+4	+0.3
Pizza Hut Division	+4	+3	+1	+9	+2.6
Taco Bell Division	+3	+1	+3	+4	+1.5
Worldwide	+5	+2	+2	+21	+2.9

	First Quarter
	2016	2015	% Change
EPS Excluding Special Items	$0.95	$0.80	19%
Special Items Gain/(Loss)[1]	$(0.02)	$0.01	NM
EPS	$0.93	$0.81	14%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of Special Items. Special Items in 2016 primarily relate to charges associated with the agreement reached in 2015 with KFC U.S. franchisees and costs associated with the planned separation of our China business.

Effective January 2016, the Company’s India business integrated its three restaurant brands into our global KFC, Pizza Hut and Taco Bell Divisions. Prior year figures have been restated to present comparable results.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales figures on this page exclude foreign currency translation.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • Website www.yum.com/investors

GREG CREED COMMENTS
Greg Creed, CEO, said "I’m very pleased with our results in the first quarter, including better-than-expected core operating profit growth of 21%, driven by 42% growth in our China business. KFC China had an outstanding Chinese New Year bucket promotion leading to 12% same-store sales growth for the quarter, underscoring the power of delivering insight-driven marketing that resonates with our customers. Companywide, all four of our Divisions posted positive same-store sales and core operating profit growth. I’m especially encouraged by the continued turnaround of our Pizza Hut U.S. business, which delivered 5% same-store sales growth.

While it’s early in the year and there may be bumps in the road, we’re confident in raising core operating profit growth guidance to 12%, from 10% previously. This is a transformational year for our company as we remain on track to finalize the separation of our China business by year end. We look forward to establishing two powerful, independent, focused growth companies dedicated to building on our brand strengths and rewarding our shareholders."

CHINA DIVISION

	First Quarter
			%/ppts Change
	2016	2015	Reported	Ex F/X
System Sales Growth			+6	+11
Same-Store Sales Growth (%)	+6	(12)	NM	NM
Franchise & License Fees ($MM)	25	21	+19	+25
Restaurant Margin (%)	22.4	18.9	3.5	3.4
Operating Profit ($MM)	256	190	+35	+42
Operating Margin (%)	19.7	15.1	4.6	4.6

●	China Division system sales increased 11%, excluding foreign currency translation.
○	Same-store sales increased 6%, with an increase of 12% at KFC, partially offset by a decline of 12% at Pizza Hut Casual Dining.
●	China Division opened 68 new units during the quarter.

China Units	Q1 2016	% Change[2]
Restaurants[1]	7,205	+5
KFC	5,019	+3
Pizza Hut
Casual Dining	1,596	+17
Home Service	330	+22
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●	Restaurant margin was 22.4%, an increase of 3.5 percentage points driven by sales leverage at KFC, productivity initiatives and commodity deflation, partially offset by labor inflation.
●	Foreign currency translation negatively impacted operating profit by $13 million.
●	Consistent with prior years, China Division's first quarter includes January and February results only. The first quarter includes Chinese New Year, which is peak season for the China Division.
●	Leap year added an extra day in the quarter, resulting in an additional $6 million of operating profit.

KFC DIVISION

	First Quarter
			%/ppts Change
	2016	2015	Reported	Ex F/X
Restaurants	14,941	14,584	+2	NA
System Sales Growth			(2)	+5
Same-Store Sales Growth (%)	+1	+4	NM	NM
Franchise & License Fees ($MM)	195	198	(1)	+6
Restaurant Margin (%)	14.9	14.5	0.4	0.3
Operating Profit ($MM)	160	166	(4)	+4
Operating Margin (%)	25.5	25.0	0.5	0.3

●	KFC Division system sales increased 5%, excluding foreign currency translation.

First Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+8	+5	Even
Same-Store Sales Growth	+1	+1	+1

●	KFC Division opened 79 new international restaurants in 32 countries, including 56 units in emerging markets. 77% of these new units were opened by franchisees.
●	Operating margin increased 0.5 percentage points driven by new-unit development.
●	Core operating profit grew 7% in the quarter excluding the incremental advertising expense associated with the 2015 agreement reached with KFC U.S. franchisees.
●	Foreign currency translation negatively impacted operating profit by $13 million, as approximately 90% of division profits are generated outside the U.S.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	7%	+9
Africa	6%	+7
Latin America (e.g. Mexico, Peru)	6%	+6
Middle East / North Africa	6%	+3
Russia	5%	+27
Thailand	3%	+5
Continental Europe (e.g. Poland)	3%	+17
India	1%	(1)

Developed Markets
U.S.	24%	Even
Australia	10%	+5
Asia (e.g. Japan, Korea, Taiwan)	9%	+6
U.K.	9%	Even
Continental Europe (e.g. France, Germany)	7%	+9
Canada	3%	+5
Latin America (e.g. Puerto Rico)	1%	(3)
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

PIZZA HUT DIVISION

	First Quarter
			%/ppts Change
	2016	2015	Reported	Ex F/X
Restaurants	14,142	14,026	+1	NA
System Sales Growth			+1	+4
Same-Store Sales Growth (%)	+3	Even	NM	NM
Franchise & License Fees ($MM)	133	128	+3	+6
Restaurant Margin (%)	11.1	11.6	(0.5)	(0.8)
Operating Profit ($MM)	87	81	+7	+9
Operating Margin (%)	32.9	29.8	3.1	2.6

●	Pizza Hut Division system sales increased 4%, excluding foreign currency translation.

	First Quarter (% Change)
	Int'l Emerging Markets	Int'l Developed Markets	U.S.
System Sales Growth (Ex F/X)	+6	+1	+4
Same-Store Sales Growth	Even	(1)	+5

●	Pizza Hut Division opened 63 new international restaurants in 27 countries, including 30 units in emerging markets. 87% of these new units were opened by franchisees.
●	Operating margin increased 3.1 percentage points, driven by same-store sales growth and reduced G&A.
●	Foreign currency translation negatively impacted operating profit by $1 million.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		First Quarter (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	7%	+10
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+1
Middle East / North Africa	5%	+4
Continental Europe (e.g. Poland)	1%	+14
India	1%	(6)

Developed Markets
U.S.	55%	+4
Asia (e.g. Japan, Korea, Taiwan)	8%	(8)
U.K.	7%	+5
Continental Europe (e.g. France, Germany)	5%	+6
Canada	3%	+10
Australia	2%	(10)
Latin America (e.g. Puerto Rico)	1%	(5)
1 See website www.yum.com/investors for a list of the countries within each of the markets.
2 Reflects Full Year 2015.

TACO BELL DIVISION

	First Quarter
			%/ppts Change
	2016	2015	Reported	Ex F/X
Restaurants	6,437	6,235	+3	NA
System Sales Growth			+3	+3
Same-Store Sales Growth (%)	+1	+6	NM	NM
Franchise & License Fees ($MM)	101	96	+6	+6
Restaurant Margin (%)	21.0	19.5	1.5	1.5
Operating Profit ($MM)	119	114	+4	+4
Operating Margin (%)	28.0	26.5	1.5	1.5

●	Taco Bell Division system sales increased 3%, driven by 1% same-store sales growth and 3% unit growth.
●	Taco Bell Division opened 49 new restaurants; 90% of these new units were opened by franchisees.
●	Restaurant margin was 21.0%, an increase of 1.5 percentage points driven by favorable U.S. commodities and prior-year pricing actions, partially offset by labor inflation.
●	Operating margin increased 1.5 percentage points driven by new-unit development and same-store sales growth, partially offset by increased G&A primarily related to higher legal costs.

SPECIAL ITEMS / SHARE REPURCHASE UPDATE

●
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control, as well as an accelerated path to expanded menu offerings, improved assets and an enhanced customer experience. In connection with this agreement, we recognized a Special Items charge of $9 million during the quarter, primarily related to the funding of investments for new back-of-house equipment for franchisees.

●	During the quarter, we incurred a Special Items charge of $9 million for costs related to the planned separation of our China business.
●
Year-to-date through April 19, 2016, we repurchased 13.3 million shares totaling $925 million at an average price of $70. Since we announced our intention to separate the China business, we have repurchased 24.7 million shares totaling $1.8 billion at an average price of $71. This is part of our previously announced plan to return $6.2 billion of capital to shareholders prior to the separation of our China business.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the Company's financial performance and strategies at 9:15 a.m. Eastern Time Thursday, April 21, 2016. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 67267109.

The call will be available for playback beginning at 12:30 p.m. Eastern Time Thursday, April 21, 2016 through midnight Wednesday, May 18, 2016. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 67267109.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q1 2016 Earnings Conference Call” under “Events & Presentations.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com/investors.

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report or Form 10-K) for additional detail about factors that could affect our financial and other results. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included on our website at www.yum.com/investors.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in more than 130 countries and territories. Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Steve Schmitt, Vice President, Investor Relations & Corporate Strategy, at 888/298-6986
Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/19/16	3/21/15	B/(W)

Company sales	$2,165	$2,179	(1)
Franchise and license fees and income	454	443	3
Total revenues	2,619	2,622	—

Company restaurant expenses
Food and paper	649	688	6
Payroll and employee benefits	486	493	2
Occupancy and other operating expenses	597	616	3
Company restaurant expenses	1,732	1,797	4

General and administrative expenses	286	295	3
Franchise and license expenses	48	34	(36)
Closures and impairment (income) expenses	3	3	3
Refranchising (gain) loss	(7)	(10)	(33)
Other (income) expense	(7)	(3)	NM
Total costs and expenses, net	2,055	2,116	3

Operating Profit	564	506	12
Interest expense, net	37	34	(9)
Income before income taxes	527	472	12
Income tax provision	132	111	(19)
Net income - including noncontrolling interests	395	361	9
Net income (loss) - noncontrolling interests	4	(1)	NM
Net income - YUM! Brands, Inc.	$391	$362	8

Effective tax rate	25.0%	23.4%	(1.6 ppts.)

Basic EPS Data
EPS	$0.94	$0.83	14
Average shares outstanding	416	438	5

Diluted EPS Data
EPS	$0.93	$0.81	14
Average shares outstanding	422	446	5

Dividends declared per common share	$0.46	$—

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/19/16	3/21/15	B/(W)

Company sales	$1,278	$1,235	3
Franchise and license fees and income	25	21	19
Total revenues	1,303	1,256	4

Company restaurant expenses
Food and paper	385	392	2
Payroll and employee benefits	245	244	(1)
Occupancy and other operating expenses	362	366	1
Company restaurant expenses	992	1,002	1
General and administrative expenses	66	68	3
Franchise and license expenses	4	4	6
Closures and impairment (income) expenses	—	2	80
Other (income) expense	(15)	(10)	62
Total costs and expenses, net	1,047	1,066	2
Operating Profit	$256	$190	35

Company sales	100.0%	100.0%
Food and paper	30.1	31.8	1.7 ppts.
Payroll and employee benefits	19.2	19.7	0.5 ppts.
Occupancy and other operating expenses	28.3	29.6	1.3 ppts.
Restaurant margin	22.4%	18.9%	3.5 ppts.

Operating margin	19.7%	15.1%	4.6 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/19/16	3/21/15	B/(W)

Company sales	$430	$464	(7)
Franchise and license fees and income	195	198	(1)
Total revenues	625	662	(5)

Company restaurant expenses
Food and paper	145	161	10
Payroll and employee benefits	103	107	4
Occupancy and other operating expenses	118	129	8
Company restaurant expenses	366	397	8
General and administrative expenses	76	82	6
Franchise and license expenses	21	17	(23)
Closures and impairment (income) expenses	2	—	NM
Other (income) expense	—	—	(80)
Total costs and expenses, net	465	496	6
Operating Profit	$160	$166	(4)

Company sales	100.0%	100.0%
Food and paper	33.7	34.6	0.9 ppts.
Payroll and employee benefits	23.9	23.1	(0.8 ppts.)
Occupancy and other operating expenses	27.5	27.8	0.3 ppts.
Restaurant margin	14.9%	14.5%	0.4 ppts.

Operating margin	25.5%	25.0%	0.5 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/19/16	3/21/15	B/(W)

Company sales	$132	$144	(8)
Franchise and license fees and income	133	128	3
Total revenues	265	272	(3)

Company restaurant expenses
Food and paper	36	40	9
Payroll and employee benefits	41	44	7
Occupancy and other operating expenses	40	43	6
Company restaurant expenses	117	127	7
General and administrative expenses	50	57	14
Franchise and license expenses	10	9	(13)
Closures and impairment (income) expenses	1	—	NM
Other (income) expense	—	(2)	NM
Total costs and expenses, net	178	191	7
Operating Profit	$87	$81	7

Company sales	100.0%	100.0%
Food and paper	27.4	27.8	0.4 ppts.
Payroll and employee benefits	31.1	30.8	(0.3 ppts.)
Occupancy and other operating expenses	30.4	29.8	(0.6 ppts.)
Restaurant margin	11.1%	11.6%	(0.5 ppts.)

Operating margin	32.9%	29.8%	3.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/19/16	3/21/15	B/(W)

Company sales	$325	$336	(3)
Franchise and license fees and income	101	96	6
Total revenues	426	432	(1)

Company restaurant expenses
Food and paper	83	95	12
Payroll and employee benefits	97	98	1
Occupancy and other operating expenses	77	78	1
Company restaurant expenses	257	271	5
General and administrative expenses	46	44	(6)
Franchise and license expenses	4	2	(24)
Closures and impairment (income) expenses	—	1	99
Other (income) expense	—	—	(25)
Total costs and expenses, net	307	318	3
Operating Profit	$119	$114	4

Company sales	100.0%	100.0%
Food and paper	25.5	28.2	2.7 ppts.
Payroll and employee benefits	29.7	29.1	(0.6 ppts.)
Occupancy and other operating expenses	23.8	23.2	(0.6 ppts.)
Restaurant margin	21.0%	19.5%	1.5 ppts.

Operating margin	28.0%	26.5%	1.5 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	3/19/16	12/26/15
ASSETS
Current Assets
Cash and cash equivalents	$934	$737
Accounts and notes receivable, less allowance: $20 in 2016 and $16 in 2015	418	377
Inventories	210	229
Prepaid expenses and other current assets	279	241
Advertising cooperative assets, restricted	122	103
Total Current Assets	1,963	1,687

Property, plant and equipment, net of accumulated depreciation and amortization of $3,682 in
2016 and $3,643 in 2015	4,111	4,189
Goodwill	644	656
Intangible assets, net	265	271
Investments in unconsolidated affiliates	36	61
Other assets	500	521
Deferred income taxes	702	676
Total Assets	$8,221	$8,061

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$2,055	$1,985
Income taxes payable	150	77
Short-term borrowings	2,321	922
Advertising cooperative liabilities	122	103
Total Current Liabilities	4,648	3,087

Long-term debt	2,510	3,040
Other liabilities and deferred credits	846	959
Total Liabilities	8,004	7,086

Redeemable noncontrolling interest	7	6

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 407 shares and 420 shares issued in 2016 and 2015, respectively	2	—
Retained earnings	454	1,150
Accumulated other comprehensive income (loss)	(300)	(239)
Total Shareholders' Equity - YUM! Brands, Inc.	156	911
Noncontrolling interests	54	58
Total Shareholders' Equity	210	969
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$8,221	$8,061
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/19/16	3/21/15
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$395	$361
Depreciation and amortization	136	139
Closures and impairment (income) expenses	3	3
Refranchising (gain) loss	(7)	(10)
Contributions to defined benefit pension plans	(2)	(76)
Deferred income taxes	(25)	(29)
Equity income from investments in unconsolidated affiliates	(16)	(9)
Excess tax benefit from share-based compensation	(11)	(19)
Share-based compensation expense	13	15
Changes in accounts and notes receivable	33	3
Changes in inventories	17	21
Changes in prepaid expenses and other current assets	—	(27)
Changes in accounts payable and other current liabilities	66	113
Changes in income taxes payable	95	51
Other, net	(38)	(20)
Net Cash Provided by Operating Activities	659	516

Cash Flows - Investing Activities
Capital spending	(160)	(227)
Changes in short-term investments, net	(51)	(24)
Proceeds from refranchising of restaurants	9	22
Other, net	1	33
Net Cash Used in Investing Activities	(201)	(196)

Cash Flows - Financing Activities
Repayments of long-term debt	(2)	(3)
Short-term borrowings by original maturity
More than three months - proceeds	1,400	—
More than three months - payments	—	—
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	(524)	53
Repurchase shares of Common Stock	(925)	(124)
Excess tax benefit from share-based compensation	11	19
Employee stock option proceeds	1	10
Dividends paid on Common Stock	(192)	(178)
Other, net	(12)	(23)
Net Cash Used in Financing Activities	(243)	(246)
Effect of Exchange Rate on Cash and Cash Equivalents	(18)	23
Net Increase in Cash and Cash Equivalents	197	97
Cash and Cash Equivalents - Beginning of Period	737	578
Cash and Cash Equivalents - End of Period	$934	$675
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2016 and 2015 on a basis before Special Items. Included in Special Items are gains/(losses) associated with the costs associated with the planned spin-off of the China business and YUM recapitalization, costs associated with the KFC U.S. Acceleration Agreement and certain refranchising initiatives. These amounts are described in (c), (d) and (e) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters ended March 19, 2016 and March 21, 2015 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended
	3/19/16	3/21/15
Detail of Special Items
Costs associated with the planned spin-off of the China business and YUM recapitalization(c)	$(9)	$—
Costs associated with KFC U.S. Acceleration Agreement(d)	(9)	(2)
Refranchising initiatives(e)	3	7
Total Special Items Income (Expense)	(15)	5
Tax Benefit (Expense) on Special Items	4	(2)
Special Items Income (Expense), net of tax	$(11)	$3
Average diluted shares outstanding	422	446
Special Items diluted EPS	$(0.02)	$0.01

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$579	$501
Special Items Income (Expense)	(15)	5
Reported Operating Profit	$564	$506

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.95	$0.80
Special Items EPS	(0.02)	0.01
Reported EPS	$0.93	$0.81

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	25.0%	23.3%
Impact on Tax Rate as a result of Special Items	—%	0.1%
Reported Effective Tax Rate	25.0%	23.4%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 3/19/16	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,303	$625	$265	$426	$—	$2,619

Company restaurant expenses	992	366	117	257	—	1,732
General and administrative expenses	66	76	50	46	48	286
Franchise and license expenses	4	21	10	4	9	48
Closures and impairment (income) expenses	—	2	1	—	—	3
Refranchising (gain) loss	—	—	—	—	(7)	(7)
Other (income) expense	(15)	—	—	—	8	(7)
	1,047	465	178	307	58	2,055
Operating Profit (loss)	$256	$160	$87	$119	$(58)	$564

Quarter Ended 3/21/15	China	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,256	$662	$272	$432	$—	$2,622

Company restaurant expenses	1,002	397	127	271	—	1,797
General and administrative expenses	68	82	57	44	44	295
Franchise and license expenses	4	17	9	2	2	34
Closures and impairment (income) expenses	2	—	—	1	—	3
Refranchising (gain) loss	—	—	—	—	(10)	(10)
Other (income) expense	(10)	—	(2)	—	9	(3)
	1,066	496	191	318	45	2,116
Operating Profit (loss)	$190	$166	$81	$114	$(45)	$506

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter ended March 19, 2016 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity (income) loss from investments in unconsolidated affiliates.

(c)
In October, 2015 we announced our intent to separate YUM’s China business from YUM into an independent, publicly-traded company by the end of 2016. This transaction, which is expected to be a tax-free spin-off of our China business, will create two powerful, independent, focused growth companies with distinct strategies, financial profiles and investment characteristics. Additionally, we plan to optimize the capital structure of YUM! Brands through the issuance of new debt that will allow us to return significant capital to shareholders. During the quarter ended March 19, 2016 we incurred costs of $9 million related to these initiatives.

(d)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement we recognized Special Item charges for the quarter ended March 19, 2016 of $9 million, primarily related to the funding of investments for new back-of-house equipment for franchisees.

(e)
We have historically recorded refranchising gains and losses in the U.S. as Special Items due to the scope of our refranchising program and the volatility in associated gains and losses. Beginning in 2016, we are also including all international refranchising gains and losses, excluding China, in Special Items. The inclusion in Special Items of these additional international refranchising gains and losses is the result of the anticipated size and volatility of refranchising initiatives outside the U.S. that will take place in connection with our previously announced plans to have 96% franchise ownership by the end of 2017. During the quarters ended March 19, 2016 and March 21, 2015 we recorded refranchising gains of $3 million and $7 million, respectively, that have been reflected as Special Items.